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                                                                    Exhibit 10.9

                              US FOODSERVICE INC.
                             1992 STOCK OPTION PLAN
                         (EFFECTIVE SEPTEMBER 4, 1992)
                        (AS AMENDED SEPTEMBER 23, 1993)



     Section 1. Purpose. The purpose of this Plan is to further the best interests of US Foodservice Inc. and its Subsidiaries by encouraging its key employees to continue association with the Corporation and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary stake in the Corporation and its future growth. The Corporation believes that this goal may best be achieved by granting stock options to eligible key employees of the Corporation and its Subsidiaries from time to time.

     Section 2. Certain Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Affiliate" means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

          (b) "Average Four Quarter Net Working Capital" means the sum of Net Working Capital on the last day of the fiscal quarter ending on the Fiscal Date and the last day of each of the three preceding fiscal quarters divided by four.

          (c) "Board" means the Board of Directors of the Corporation.

          (d) "Cause" means, with respect to any Optionee, the termination of employment of such Optionee due to (i) after notice, a material neglect of such Optionee's duties to the Corporation or any Subsidiary, (ii) willful engagement by such Optionee in conduct which is materially and demonstrably injurious to the Corporation or any Subsidiary, (iii) the commission of an act of fraud, subversion, misappropriate or embezzlement by such Optionee or (iv) a conviction of, or a plea of nolo contendere or a quality plea or confession by, such Optionee to an act of fraud, subversion, misappropriation, or embezzlement or to a felony; provided, however, that if such Optionee is a party to an Employment Agreement, the definition of Cause provided for in such Employment Agreement shall apply.

          (e) "CEO" means the Chief Executive Officer, if there are two, both Chief Executive Officers, of the Corporation.

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          (f) "Change in Control" means prior to a Public Offering, (i) the sale or transfer of all or substantially all of the assets of the Corporation, whether in one transaction or in a series of related transactions, except a sale or transfer to a successor corporation in which the holders of the fully-diluted common stock of the Corporation immediately prior to the transaction hold, directly or indirectly, more than 50% of the total voting power of the successor corporation immediately after the transaction; (ii) any merger or consolidation between the Corporation and another corporation, except a merger or consolidation immediately after which the ML Investors hold, directly and/or indirectly, more than 50% of the total voting power of the surviving corporation; or (iii) a sale by the ML Investors of their shares of Stock which results in the ML Investors ceasing to own, in the aggregate, directly and/or indirectly, more than 50% of the Stock, calculated on a fully diluted basis, assuming the vesting of unvested options.

          (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (h) "Committee" means the Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in Section 5 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

          (i) "Consulting Agreement" means any consulting, personal service, advisory or other agreement between the Corporation or any of its Subsidiaries and any Optionee, the terms of which have been approved by the Committee as a Consulting Agreement for purposes of the Plan. For purposes of the Plan, termination of a Consulting Agreement pursuant to the terms thereof shall be deemed a termination of such Optionee's employment.

          (j) "Corporation" means US Foodservice Inc. a corporation organized under the laws of the State of Delaware (or any successor corporation).

          (k) "Disability" means the permanent inability of an Optionee to perform substantially his duties and responsibilities to the Corporation or any Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months or (ii) at such earlier time as the Optionee, at his option, submits satisfactory medical evidence that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for six months or longer. The date of such disability shall be on the last day of such six-month period or the day on which the Optionee submits such satisfactory medical evidence, as the case may be.

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          (l) "Disinterested Persons" shall have the meaning set forth in Rule
16B-3(c)(2)(i) as promulgate by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

          (m) "EBIT" means the consolidated earnings before interest and income taxes from the continuing operations of the Corporation, excluding any extraordinary gains and losses and the effects of any adjustments resulting from the application of Accounting Principles Board Opinion Numbers 16, 17 and 25.

          (n) "EBIT Value" means (i)(a) the product of (x) 8.0 and y EBIT for the four consecutive quarters ending on the Fiscal Date minus (b) Indebtedness on the Fiscal Date plus (c) on a consolidated basis, the Corporation's aggregate cash and cash equivalents on the Fiscal Date divided by (ii) the total number shares of Stock, calculated on a fully diluted basis, assuming the vesting of all unvested options, outstanding on the Fiscal Date.

          (o) "Eligible Director" means any director of the Corporation or any of its Subsidiaries.

          (p) "Employee" means any employee or officer of the Corporation or any of its Subsidiaries or any person party to a Consulting Agreement, provided that bona fide services shall be rendered by any consultant or adviser and such services are not in connection with the offer and sale of securities in a capital-raising transaction, and provided, further, that the term Employee shall not include a director of the Corporation or any Subsidiary in his capacity as such, but shall include a director of the Corporation or a Subsidiary who is otherwise employed by the Corporation or a Subsidiary.

          (q) "Employment Agreement" means any employment agreement entered into between the Corporation or any of its direct or indirect Subsidiaries which each of Frank H. Bevevino, Thomas G. McMullen and David F. McAnally, as the same may be amended from time to time.

          (r) "Fair Market Value" means the fair market value of the Stock as determined by the Committee in good faith; provided, however, that (A) if the Stock is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Stock on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation systems and has been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Stock on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Stock is admitted to quotation on NASDAQ and has not been

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designated as NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Stock on such system on such date.

          (s) "Fiscal Date" means the last day of the last fiscal quarter completed prior to the date of termination of the relevant Optionee.

          (t) "GAAP" means Generally Accepted Accounting Principles, as in effect on the date hereof, applied on a consistent basis.

          (u) "Good Reason" means (i) a reduction, without the consent of the Optionee, in the Optionee's base or aggregate compensation, other than an across-the-board reduction in the compensation of substantially all similarly situated employees of the Corporation and its Subsidiaries, including any Company Notes (ii) a material reduction in the Optionee's responsibilities with the Corporation or a change in the Optionee's title to one of lesser status, or
(iii) such other events of hardship as the Board shall determine on a case by case basis; provided, however, that if such Optionee is a party to an Employment Agreement, the definition of Good Reason provided for in such Employment Agreement shall apply.

          (v) "Indebtedness" means, as calculated by the Corporation on a consolidated basis, (A) the sum of (i) all indebtedness for borrowed money, including capitalized leases, (ii) the liquidation preference value (including for the avoidance of doubt, accrued dividends) of all the outstanding preferred stock of the Corporation and its Subsidiaries, and (iii) accrued interest expense, minus (B) the proceeds (whether in cash or through conversion of indebtedness) to the Corporation that would result from the exercise of all outstanding warrants, all vested and unvested options to purchase shares of Stock (assuming that all options are vested) and all rights to convert one security into or exchange one security for shares of Stock; such difference being either increased by the amount by which (excluding the effects of any acquisitions or divestitures during the most recently completed four fiscal quarters by the Corporation or any Subsidiary of a business as a going concern) Average Four Quarter Net Working Capital exceeds the Net Working Capital for the Corporation's most recent fiscal quarter, or decreased by the amount by which (excluding the effects of any acquisitions or divestitures during the most recently completed four fiscal quarters by the Corporation or any Subsidiary of a business as a going concern) the Net Working Capital for the Corporation's most recent fiscal quarter exceeds the Average Four Quarter Net Working Capital.

          (w) "Involuntary Termination" means termination by the Corporation or a Subsidiary of an Optionee's employment.

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          (x) "ML Investors" means Merrill Lynch Capital Appreciation
Partnership No. B-XVIII, L.P. ("MLCAP"), a Delaware limited partnership, ML Offshore LBO Partnership No. B-XVIII ("Offshore"), a Cayman Island limited partnership, MLIBK Positions, Inc. ("MLIBK Positions"), a Delaware corporation, MLCP Associates L.P. No. II ("MLCP Associates"), a Delaware limited partnership, Merrill Lynch Capital Appreciation Partnership No. XIII, L.P., ("MLCAP XIII"), a Delaware limited partnership, ML Offshore LBO Partnership No. XIII ("Offshore XIII"), a Cayman Islands partnership, ML Employees LBO Partnership No. I, L.P. ("LBO Employees"), a Delaware limited partnership, Merrill Lynch Interfunding, Inc. ("Interfunding"), a Delaware corporation, Merrill Lynch KECALP, L.P. 1987 ("KECALP"), a Delaware limited partnership, and Merchant Banking L.P. No. II ("Merchant L.P."), a Delaware limited partnership, any Affiliate or limited partner or stockholder of MLCAP, Offshore, MLIBK Positions, MICP Associates, MLCAP XIII, Offshore XIII, LBO Employees, Interfunding, KECALP and Merchant L.P., any Affiliate of Merrill Lynch & Co., Inc. ("ML&Co."), any employee of any Affiliate of any of MLCAP, Offshore, MLIBK Positions, MLCP Associates, MLCAP XIII, Offshore XIII, LBO Employees, KECALP or Merchant L.P., any employee of ML&Co., any employee of the Corporation or any of its subsidiaries or any Affiliate of ML&Co.

          (y) "Net Working Capital" means (i) (x) current assets of the Corporation minus (y) current liabilities of the corporation plus (ii) accrued interest expense of the Corporation.

          (z) "Non-employee Director" means an Eligible Director who is not an Employee on the date of grant of the relevant Option.

          (aa) "Option" means any option to purchase shares of Stock granted pursuant to Section 7.

          (bb) "Option EBT" means the quotient of (i) (x) EBIT minus (y) the product of (A) Indebtedness and (B) 0.103 and (ii) the total number of shares of Stock, calculated on a fully diluted basis, assuming the vesting of all unvested options; provided however, that in calculating Option EBT for purposes of fiscal year 1993 the acquisition of WS Holdings Corporation, a Delaware corporation, by the Corporation shall be considered to have occurred on the first day of the fiscal year 1994 and there shall be excluded any adjustments resulting from the acquisition of WS Holdings Corporation by the Corporation."

          (cc) (y) "Option EBIT" means the quotient of (x) EBIT and (y) the total number of shares of Stock, calculated on a fully diluted basis, assuming the vesting of all unvested options; provided however, that in calculating Option EBIT for purposes of fiscal year 1993 the acquisition of WS Holdings Corporation, a Delaware corporation by the Corporation shall be considered to have occurred on the first day of the fiscal year

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1994 and there shall be excluded any adjustments resulting from the acquisition of WS Holdings Corporation by the Corporation.

          (dd) "Optionee" means a person to whom an Option has been granted under the Plan.

          (ee) "Person" means any corporation, association, partnership, joint venture, organization, business, individual, trust or any other entity or organization, including a government or any subdivision or agency thereof.

          (ff) "Plan" means the Corporation's 1992 Stock Option Plan.

          (gg) "Public Offering" means an underwritten public offering of the Stock pursuant to an effective registration statement under the Securities Act at the conclusion of which the aggregate number of shares of Stock that have been sold to the public pursuant to one or more effective registration statements under the Securities Act equals at least 12.5% of the shares of Stock then outstanding.

          (hh) "Retirement" means, with respect to any Optionee, the Optionee's retirement as an employee of the Corporation or a Subsidiary under the Corporation's or such Subsidiary's retirement plan, as the case may be.

          (ii) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          (jj) "Spread" means the difference between EBIT Value on the relevant Fiscal Date and the exercise price per share pursuant to an Option except that
(A) in the case of a Normal Option held by a person whose termination of employment is the result of a Voluntary Termination without Good Reason after the time such Normal Option becomes exercisable the Spread shall mean an amount equal to the difference between (x) the lesser of (a) $3.04 and (b) EBIT Value on the relevant Fiscal Date and (y) $.01 and (B) in the case of a Change in Control, the Spread shall mean the difference between the fair market value of the per share consideration received by the Corporation and the relevant holders of Stock (such fair market value and other matters being as determined by the Committee in good faith) and the exercise price per share pursuant to the Option. If EBIT Value is less than the Exercise Price then the spread shall equal $0.

          (kk) "Stock" means the common stock, $0.01 par value, of the Corporation.

          (ll) "Stockholders Agreement" means the Stockholders Agreement, dated as of the date this plan becomes effective, among the Corporation, Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P., a Delaware limited partnership, ML Offshore LBO Partnership No. B-XVIII, a Cayman Islands limited

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partnership, MLIBK Positions, Inc., a Delaware corporation, MLCP Associates L.P.
No. II, a Delaware limited partnership, Clipper Unifax L.P., a Delaware limited partnership, the Persons listed on Exhibit A thereto and such other Persons who become parties to such Agreement pursuant to the terms and provisions contained therein, as amended and restated from time to time.

          (mm) "Subsidiary" means any corporation, partnership, joint venture or other entity of which the Corporation owns, directly or indirectly, a majority of the capital stock, is a general partner or which it controls.

          (nn) "Unifax" means Unifax, Inc., a Delaware corporation.

          (oo) "Voluntary Termination" means the voluntary termination by an Optionee of his employment with the Corporation or a Subsidiary by voluntary resignation or any other means (i) other than because of such Optionee's Retirement, Disability or death, or (ii) other than simultaneously with or following termination for Cause or the occurrence of an event which if know to the Corporation or such Subsidiary at the time of such voluntary termination by the Optionee of his employment would constitute cause.

     Section 3. Option Shares. (a) The shares of Stock which may be made subject to Options granted pursuant to this Plan shall be no more than a total of 1,541,181 shares of Stock except as such number may be adjusted as provided in Section 15. Any shares of Stock remaining unissued at the termination of this Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.

          (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or such portion thereof or payment of the Spread) (collectively, an "Event"), Options (the "Regranted Options") relating to the number of shares of Stock allocable to the unexercised portion of such Option and the portion, if any, of such Options as to which the Spread was payable shall be granted to the Management Investors (as defined in the Stockholders Agreement) and such other members of the Corporation's management as shall be jointly selected by the CEO and the Committee in such manner as the CEO and the Committee shall jointly decide (the "New Acquirors") within the twelve month period (or such longer time as may be agreed to by the CEO) following the date of the Event; provided, however, that, if the CEO and the Committee cannot agree as to the identity of the New Acquirors, then the Regranted Options shall be granted pro rata to those stockholders of the Corporation that are Employees on the date of grant in relation to their then current holdings of Stock within 30 days following the end of such twelve month

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period.  Notwithstanding the provisions of Section 8 hereof, the exercise price under each Regranted Option shall, if granted prior to a Public Offering, be the EBIT Value with respect to the date of the relevant Event and, if granted after a Public Offering, be Fair Market Value.

     Section 4. Effective Date of Plan. The Plan shall take effect upon its adoption by the Board, provided that it is approved by the stockholders of the Corporation within twelve (12) months after the date of its adoption by the Board.

     Section 5. Administration of the Plan. The Plan shall be administered by the Board or by the Committee composed of not less than three Disinterested Persons, provided that if three Disinterested Persons are not available then the Plan shall be administered by the Board or such other committee as determined by the Board. The Board may authorize the Committee to exercise any and all of the powers and functions of the Board pursuant to the Plan. The interpretation and construction by the Committee or the Board of any provisions of the Plan or of any Options granted under it shall be final and conclusive. No member of the Committee or of the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Options granted under it.

     Section 6. Eligibility. The persons eligible to participate in the Plan as recipients of Options shall include only Employees and Eligible Directors.

     Section 7. Grant of Options. The Corporation, by action of the Committee and subject to the provisions of this Plan, may, from time to time, grant Options to purchase shares of Stock to such Employees and Eligible Directors as may be selected by the Committee and for such number or numbers of shares of Stock as may be determined by the Committee. Options to be granted pursuant to this Plan are intended to not qualify as "incentive stock options" within the meaning of Section 422 of the Code by are intended to constitute non-qualified stock options. Each grant of an Option pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Committee at the time of grant, subject to the provisions and limitations set forth in this Plan. The grant of such Option shall be evidenced by written notice executed by the proper officer of the Corporation so long as such officer is not the recipient of the Option.

     Section 8. Option Price. The purchase price for each share of Stock placed under Option pursuant to this Plan (hereinafter called the "Option Price") shall be determined by the Committee on the date of grant but unless the Board otherwise determines in its discretion, shall be not less than 100% of the Fair Market Value of the Stock on such date; provided, however, that (I) the grant of a Normal Option (as defined below) shall provide that the Option Price shall be $.01 and (ii) the Option

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Price for Regranted Options shall be set as provided for in Section 3(b).

     Section 9. Exercisability of Options. Subject to Section 11 hereof, an Option granted pursuant to this Plan may be exercised only within the time limits and subject to the terms prescribed by the Committee in the grant of the particular Option. Options for 209,507 shares of Stock ("Normal Options") shall be exercisable only upon the occurrence of certain events. Options of 1,331,674 shares of stock ("Performance Options") will become exercisable upon the occurrence of certain events to the extent that certain performance targets set forth therein are attained. The Committee will designate each Option as a Normal Option or Performance Option at the time of grant.

     Section 10.    Procedure for Exercise and Payment for Shares.  (a)
Exercise of an Option shall be made by the giving of written notice to the Corporation by the Optionee. Such written notice shall be deemed sufficient for this purpose only if delivered to the Corporation at its principal office and only if such written notice states the number of shares of Stock. Payment upon the exercise of an Option, if payment is due, shall be made in full at the time the Option is exercised by delivery of such payment to the Corporation at the principal offices of the Corporation. Upon the exercise of any Option, in compliance with the provisions of this Section and (except as otherwise provided in Section 12) upon receipt by the Corporation of the payment of the Stock so purchased together with the payment of the amount of any taxes required to be collected or withheld as a result of the exercise of this Option, the Corporation shall deliver or cause to be delivered to the Optionee so exercising an Option either a certificate or certificates for the number of shares of Stock with respect to which the Option is so exercised and payment is so made or the Spread as provided by Section 12. The shares of Stock shall be registered in the name of the exercising Employee, provided that, in no event, shall any shares of Stock be issued pursuant to exercise of an Option until full payment therefor shall have been made by cash or certified or bank cashier's check. Until the shares of Stock have been issued, the exercising Optionee shall not have any of the rights of a shareholder of the Corporation with respect to such shares of Stock. For purposes of this Section, the date of issuance shall be the date upon which payment in full has been received by the Corporation as provided herein.

          (b) Capitalized terms used in this Section 10(b) have the meaning specified in the Stockholders Agreement unless otherwise defined herein. The Stockholders Agreement shall be subject to amendment from time to time in accordance with the provisions of the Stockholders Agreement and the Optionees' approval shall not be required in connection with any amendment of the Stockholders Agreement. In the event that (i) any Option shall have become exercisable or shall become exercisable in connection with the transaction to which the Inclusion Notice

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relates, (ii) the provisions of Section 6.1 of the Stockholders Agreement shall still be in effect, (iii) there shall have been delivered to the Corporation an Inclusion Notice, the Corporation shall deliver a copy of such inclusion Notice to each holder of such an exercisable Option ("Eligible Optionee") within 5 calendar days of the date the Inclusion Notice is deemed to be given under the Stockholders Agreement. An Eligible Optionee that gives written notice of (A) exercise of such Option and (B) acceptance of the Third Party Offer to both the Corporation and the Transferor within 10 days of the date the Inclusion Notice is deemed to be given under the Stockholders Agreement shall be deemed to be an Offeree under the Stockholders Agreement, provided, however that the Eligible Optionee's rights under this sentence shall terminate upon payment of the Spread pursuant to Section 12. Payment with respect to Options exercised pursuant to this Section 10(b) shall be made upon the date of consummation of the Third Party Offer, but otherwise in accordance with the provisions of Section 10(a), except that the Transferor may require the Corporation to issue any certificates issued with respect to the exercise of the such Option to the Third Party or its designee.

     Section 11. Duration of Options. The period for which each Option granted hereunder shall be effective shall commence upon the date of the grant of the Option and shall continue until such Option shall be terminated according to its terms or as hereinafter provided, but in no event shall such period exceed ten
(10) years and one (1) day (the "Option Period"). In addition to and in limitation of the above, the Option Period of any Option granted to an Employee or Eligible Director pursuant to this Plan shall terminate as follows:

          (a) If (x) the Optionee's employment is terminated due to (i) such Optionee's death, Disability, Retirement, Involuntary Termination without Cause, or Voluntary Termination with Good Reason or (ii) termination of a Consulting Agreement other than for cause (as defined in the relevant Consulting Agreement) or (y) the Optionee is a Non-employee Director and is removed as a director without cause; and a Public Offering has not occurred prior to such termination, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable by the Optionee or the Optionee's personal representative but only upon (A) the death of the Optionee or (B) the incompetency of the Optionee for purposes of protection and management of the Optionee's assets, (a "Personal Representative") for a period of six (6) months following such termination of employment, and shall thereafter terminate;

          (b) If (x) the Optionee's employment is terminated due to (i) such Optionee's death, Disability, Retirement, Involuntary Termination without Cause or Voluntary Termination with Good Reason or (ii) termination of a Consulting Agreement other than for cause (as defined in the relevant Consulting Agreement) or (y) the Optionee is a Non-employee Director and is removed as a

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director without cause; and a Public Offering has occurred prior to such termination, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable by the Optionee or the Optionee's Personal Representative, for a period of one (1) year following such termination of employment, and shall thereafter terminate; and

          (c) If (x) the Optionee's employment is terminated due to (i) such Optionee's Voluntary Termination without Good Reason or Involuntary Termination with Cause or (ii) termination of a Consulting Agreement by the Company for cause (as defined in the relevant Consulting Agreement) or by the Optionee voluntarily without cause (as defined in the relevant Consulting Agreement) or
(y) the Optionee is a Non-employee Director and is removed as a director with cause or voluntarily resigns as a director, the Option shall terminate on the date of the Optionee's termination of employment or, in the case of such Non-employee Director, the date he ceases to be a director, except that (A) with respect to Optionees who are Persons identified on Schedule 2 to the Stockholders Agreement, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable by the Optionee or the Optionee's Personal Representative for a period of six months following such termination of employment, and shall thereafter terminate, and (B) if, in the case of Performance Options, following the first to occur of the closing of a Public Offering, a Change in Control or the fifth anniversary of the grant of the relevant Option or, in the case of a Normal Option, the date the Option first becomes exercisable, the Optionee's employment is terminated due to such Optionee's Voluntary Termination without Good Reasons, then the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable by the Optionee or the Optionee's Personal Representative for a period of three (3) months following such termination of employment and shall thereafter terminate.

          (d) In the event of a Change in Control, the Corporation may elect to pay the Optionee the Spread on such date and, upon payment thereof by the Corporation, the Option shall terminate.

          To the extent any Option is not exercisable at the time of (x) the Optionee's termination of employment (for whatever reason), or (y) a Non-employee Director ceasing to be an Eligible Director, such Option shall terminate on the date of the Optionee's termination of employment.

          Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 11, but in no event beyond the term of the Option.

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          Nothing contained herein shall limit whatever right the Corporation or its Subsidiaries might otherwise have to terminate the employment of any Employee.

          Successive Options may be granted to the same Employee whether or not the Option or Options first granted to such Employee remain unexercised.

     Section 12. Payment of the Spread. In the event that (x) an Optionee that is an Employee ceases to be employed by the Corporation or any Subsidiary or (y) a Non-employee Director ceases to be a director of the Corporation or a
Subsidiary:

          (a) If an Optionee's termination of employment or ceasing to be a director, is due to such Optionee's death, Disability or Retirement, the Corporation (x) shall, if requested by the Optionee or the Optionee's Personal Representative, or (y) may elect to, pay to the Optionee or the Optionee's Personal Representative, an amount equal to the Spread times the number of shares of Stock allocable to the vested portion of the Option (to the extent exercisable at the time of the Optionee's termination of employment), except that this subsection (a) shall not apply to Optionees who are Persons identified on Schedule 2 to the Stockholders Agreement; and

          (b) If (x) the employment of an Optionee that is an Employee terminates due to such Optionee's (A) Involuntary Termination without Cause, (B) Voluntary Termination without Good Reason, (C) Voluntary Termination with Good Reason, (D) Consulting Agreement terminating (other than for cause as provided therein) or (y) an Optionee that is a Non-employee Director ceases to be a director due to such Optionee's (i) removal as a Director without cause or (ii) resignation as a director under circumstances that would permit his removal for cause; the Corporation shall have the right, but not the obligation, to pay to the Optionee an amount equal to the Spread times the number of shares of Stock allocable to the vested portion of the Option (to the extent exercisable at the time of the Optionee's termination of employment or ceasing to be a director), except that this subscription (b) shall not apply to Optionees who are Persons identified on Schedule 2 to the Stockholders Agreement.

          (c) In the event of a Change in Control, the Corporation shall have the right, but not the obligation, to pay the Optionee an amount equal to the Spread times the number of shares of Stock allocable to the vested portion of the Option (to the extent exercisable at the time of the Change in Control, assuming, for the avoidance of doubt, that such Change in Control had occurred).

          No amount shall be payable to any Optionee pursuant to this Section 12 if (x) the employment of an Optionee that is an Employee terminates due to (i) his Involuntary Termination with

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

Cause or (ii) the termination of his Consulting Agreement for cause (as defined therein) or (y) a Non-employee Director is removed as a director for cause or resigns under circumstances that would permit his removal for cause. Any amount required to be paid pursuant to Section 12(a), 12(b), or 12(c), shall be paid within sixty (60) days of the Optionee's termination of employment or the date of the Change in Control, as the case may be. To the extent the Corporation pays the Optionee the Spread for any Option, such Option shall be cancelled to the extent of the number of shares of Stock as to which the Spread has been paid.

          Notwithstanding anything to the contrary set forth herein, the Corporation may defer payment of the Spread if it elects or is required to pay the Spread pursuant to this Section 12 to the extent: (i) such payment would violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to the Corporation or by which it or any of its properties may be bound or affected; (ii) such payment would result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Corporation or any Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary or any of their properties is bound or affected; or (iii) in the ordinary course such payment would be made out of the proceeds of a loan, dividend or other payment to the Corporation by one of its Subsidiaries and the making of such payments or loans or payment of such dividend would result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Corporation or a Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary or any of their properties is bound or affected; or (iii) in the ordinary course such payment would be made out of the proceeds of a loan, dividend or other payment to the Corporation by one of its Subsidiaries and the making of such payments or loans or payment of such dividend would result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Corporation or a Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Corporation or a Subsidiary is a party or by which the Corporation or a Subsidiary or any of its properties is bound or affected (each event, a "Conflict"). In the event of a Conflict, the obligation of the Corporation to pay the Spread shall be suspended for the duration of such Conflict and such obligation shall resume upon termination of such Conflict; provided, however, that (a) the Corporation shall be required to make such payment upon termination of such Conflict; (b) the Corporation shall use its reasonable best efforts to obtain the consent, approval, authorization or permit of the payment of the Spread without the occurrence of such Conflict; and (c) all rights hereunder enjoyed by the Optionee on and as of the date on which such payment would have been made but for such conflict shall be preserved and shall not be altered, reduced or adversely affected by such Conflict, provided further, however, that the proviso set forth in this subparagraph (c) shall not be construed to create, add to or supplement any rights not otherwise enjoyed by the Optionee on an as of such date and no additional Options of such Optionee shall become vested subsequent to such date.


The Corporation may elect to pay a portion, not to exceed such percentage as may be required to avoid the occurrence of a Conflict, of the Spread in the form of an unsecured junior subordinated promissory note made by the Corporation and payable to the stockholder (a "Company Note") or in other securities of the Corporation. Each Company Note will mature on the later to occur of the second anniversary of the date such Company Note was issued and the date payment of such Company Note will not give rise to a Conflict. Each Company Note will bear interest at a rate equal to the lower or (i) 7% per annum of (ii) the average time weighted reference rate of The Chase Manhattan Bank, N.A. Such interest shall be paid annually; provided, however, that if payment of such interest would give rise to a Conflict, it shall accrue and shall not be paid until such time as payment of it would not give rise to a Conflict.

     Section 13. Non-Transferability. No Option granted pursuant to this Plan may be transferred by the Optionee except to the Personal Representative of a deceased Optionee, and further, during the lifetime of the Optionee, the Option may be exercised only by such Optionee or such Optionee's Personal Representative.

     Section 14. Requirements of Law and of Certain Agreements. If any law, regulation or interpretation of any commission or agency having jurisdiction shall require the Corporation or the exercising Optionee to take any action with respect to the shares of Stock acquired by the exercise of an Option, then the date upon which the Corporation shall issue or cause to be issued the certificate or certificates of the shares of Stock shall be postponed until full compliance has been made with all such requirements of law, regulation or interpretation,

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

provided, that the Corporation shall use its reasonable best efforts to fully comply with such requirements of law, regulation or interpretation; provided, further, that all rights hereunder enjoyed by the Optionee on and as of the date on which such certificates would have been issued but for the lack of such compliance shall be preserved and shall not be altered, reduced or adversely affected by any such lack of compliance; and provided, further, however, that the immediately preceding proviso shall not be construed to create, add to or supplement any rights not otherwise enjoyed by the Optionee on and as of such date and no additional Options of such Optionee shall become vested subsequent to such date. Further, if requested by the Corporation, at or before the time of the issuance of the shares of Stock with respect to which exercise of an Option has been made, the exercising Optionee shall deliver to the Corporation such Optionee's written statement satisfactory in form and content to the Corporation, that such Optionee intends to hold the shares of Stock so acquired by such Optionee on exercise of such Optionee's Option, for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act. Moreover, in the event that the Corporation shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary to register any of the shares of Stock with respect to which an exercise of an Option has been made, or to qualify any such shares of Stock for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no shares of Stock shall be issued to the exercising Optionee until the required action has been completed; provided, that all rights hereunder and under the Plan enjoyed by the Optionee on and as of the date on which such Options would have been exercised or shares of Stock issued, as the case may be, but for such required action not having been taken shall be preserved and shall not be altered, reduced or adversely affected by the failure to take any such required action; and provided, further, however, that the preceding proviso shall not be construed to create, add to or supplement any rights not otherwise enjoyed by the Optionee on and as of such date and not additional Options of such Optionee shall become vested subsequent to such date. The terms of the grant of any Option shall require the Optionee to agree to be bound by the terms and conditions of, and to execute a joinder agreement to, the Stockholders Agreement, to the extent then applicable, with respect to the shares of Stock deliverable as a result of such exercise, whether such Optionee is a party thereto or not, as fully as if such Optionee were a party thereto.

     Section 15. Adjustments. In the event of the declaration of any stock dividend on the stock or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, reclassification, split-up, combination or exchange of the Stock or like adjustment, the number of shares of Stock and the class of shares of stock available pursuant to this Plan, the performance targets applicable to Performance Options, and the number and class of shares of Stock subject to any Option granted pursuant to this Plan, and the Option Prices, shall be adjusted by appropriate change in this Plan and in any Options outstanding pursuant to this Plan. Any such adjustments to the Plan or to Options or Option Prices shall be made by action of the Board in good faith, whose good faith determination shall be conclusive.

     Section 16. Amendment or Discontinuance of the Plan. The Board may, insofar as permitted by law, amend, suspend, or discontinue this Plan at any time without restriction, provided however, that the Board may not alter or amend or discontinue or revoke or otherwise impair any outstanding Options which have been granted pursuant to this Plan and which remain unexercised, except (i) with respect to amendments affecting all Options (vested and unvested), with the consent of the holders of vested Options representing the right to purchase a majority of the total number of shares of Stock subject to Options which are vested; provided, however, that if no Options are vested then the requisite consent shall be the consent of holders of unvested Options representing the right to purchase a majority of the total number of shares of Stock subject to Options which are unvested, (ii) with respect to amendments affecting only Performance Options (vested and unvested) or Normal Options (vested and unvested), with the consent of the holders of vested Normal Options or vested Performance Options, as the case may be, representing the right to purchase a majority of the total number of shares of Stock subject to Normal Options which are vested or Performance Options which are vested, as the case may be; provided, however, that if none of the Performance Options are vested then the requisite consent shall be the consent of the holders of unvested Performance Options, representing the right to purchase a majority of the total number of shares of Stock subject to Performance Options which are unvested, (iii) in the event of a merger, reorganization, or other adjustment referred to in Section 15 above, or (iv) with the written consent of the holder of the outstanding Option proposed to be altered or amended. The Board may not, without the approval of the stockholders of the Corporation amend, alter or revise the Plan to change the number of shares of Stock subject to the Plan, change the description of the class of employees eligible to receive Options or decrease the price at which Options may be granted except as provided in Section 15. The Option Period of any outstanding Option shall be extended by any amendment or suspension or discontinuance of the Plan. For purposes of this Section 16 a Performance Option (i) shall be considered vested if it has become exercisable under Section 4(b) of the relevant Performance Option Agreement and (ii) shall be considered vested to the extent it would be exercisable under Section 4(a) of the relevant Performance Option Agreement upon the occurrence of any of the events set out in clauses (v) through (z) inclusive of such Section 4(a).

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

     Section 17. Liquidation of the Corporation. In the event of the complete liquidation or dissolution of the Corporation other than as an incident to a merger, reorganization, or other adjustment referred to in Section 15 above, any Options granted pursuant to this Plan and remaining unexercised shall be deemed cancelled without regard to or limitation by any other provision of this Plan.

     Section 18. Term of Plan. No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date of Board approval, but Options theretofore granted may be extended beyond that date.

     Section 19. Information To Be Provided To Optionees. Within 120 days of the end of any fiscal year of the Corporation, the Committee shall determine the Option EBT as of the ending date of such fiscal year and shall provide written notice of such determination to each Optionee. Promptly upon the occurrence of any Change of Control or Public Offering, the Committee shall determine and provide written notice to each Optionee of the fair market value of the per share consideration received by the Corporation and/or the relevant holders of the Stock, as the case may be. If either any change in the corporation's fiscal year or the issuance of equity securities by the Corporation requires an adjustment to be made to the values set forth in Annex A to the agreement evidencing the grant of any Option, the Committee shall promptly provide written notice of any such adjustment to each Optionee and, upon the request of the holder of the proxy granted pursuant to Section 3.5(a) or 3.5(b)(i) of the Stockholders Agreement, shall instruct the Corporation's auditors to review such adjustment, which shall be revised in accordance with the auditors' determination.

                                       17